Exhibit 10.9.8
Form of Restricted Share Unit Agreement

For Non-U.S. Employees
(Cliff Vesting)
Under the Teradata 2023 Stock Incentive Plan

You have been awarded a number of restricted share units (the “Share Units”) under the Teradata 2023 Stock Incentive Plan (the “Plan”), as described on the restricted share unit information page on the website of Teradata’s third-party Plan administrator, subject to the terms and conditions of this Restricted Share Unit Agreement (this “Agreement”) and the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1.The Share Units will become vested on the [first/second/third] anniversary of the Date of Grant of this award (the “Vesting Date”) provided that you are continuously employed by Teradata or any of its affiliate companies (referred to collectively herein as “Teradata”) until the Vesting Date.

2.If your employment with Teradata terminates prior to the Vesting Date due to (i) your death, or (ii) a disability for which you qualify for benefits under the Teradata Long-Term Disability Plan or another long-term disability plan sponsored by Teradata (“Disability”), then, upon such termination of employment, the Share Units will become fully vested.

If your employment with Teradata terminates prior to the Vesting Date due to your Retirement, then the Compensation and People Committee of the Teradata Board of Directors (the “Committee”) or its delegate, may in its sole discretion choose to provide that all or any pro rata portion of the Share Units will become vested upon the terms, and subject to the conditions, established by the Committee, including the acceleration of up to one year of vesting for Share Units. For purposes of this Agreement, “Retirement” means termination by you of your employment with Teradata (for any reason other than termination by Teradata for Cause) at or after age 55 or as otherwise provided under Applicable Law.

If your employment with Teradata is terminated prior to the Vesting Date due to a reduction-in-force, then, upon such termination of employment, a pro rata portion of the Share Units will become fully vested. The pro rata portion of the Share Units that will become fully vested will be determined by multiplying (x) the number of unvested Share Units that would have vested on the Vesting Date had you remained employed with Teradata by (y) a fraction, the numerator of which is the number of full and partial months of employment you completed commencing with the Vesting Date that occurred immediately prior to your termination (or, if none, commencing on the Date of Grant), and the denominator of which is twelve (12) months (subject to such rounding conventions as may be implemented from time-to-time by the third party Plan administrator). For purposes of determining such pro rata vesting of your Share Units, your period of employment with Teradata shall not include any leave of absence, other than an approved leave of absence from which Teradata reasonably expects that you will return to perform services for Teradata. Teradata in its sole discretion determines when an employee’s position is terminated due to a reduction-in-force.

Notwithstanding any provision in this Agreement to the contrary, in the event of a Change in Control, the applicable provisions of Section 20 of the Plan shall govern the treatment of your outstanding Share Units as provided therein.

To the extent that the Share Units are not vested pursuant to Sections 1 and 2 above, then except as may otherwise be provided in a severance plan maintained by Teradata and applicable to you, they shall be forfeited automatically without further action or notice, if you cease to be employed by Teradata prior to the Vesting Date other than as provided pursuant to this Section 2.

3.Except as may be otherwise provided in this Agreement, when vested, the Share Units will be paid to you within 30 days after the Vesting Date (or such earlier date as the Share Units may become vested pursuant to Section 2 above) in Shares (such that one Share Unit equals one Share).

4.By accepting this award, unless disclosure is required or permitted by Applicable Law, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Share Units will be forfeited if you violate the terms and conditions of this Section 4. Notwithstanding the foregoing, nothing contained in this Agreement or any other Teradata agreement, policy, practice, procedure, directive or instruction shall prohibit you from reporting possible violations of federal, state or local laws or regulations to any federal, state or local governmental agency or commission (a “Government Agency”), from making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations or from exercising any rights you may have under Section 7 of the National Labor Relations Act. You do not need prior authorization of any kind to make any such reports or disclosures and you are not required to notify Teradata that you have made such reports or disclosures. Nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to any Government Agency.

5.The Share Units may not be sold, transferred, pledged, assigned or otherwise alienated, except by will or by the laws of descent and distribution upon your death. As soon as practicable after the date that the Share Units become vested, Teradata will instruct its transfer agent and/or its third party Plan administrator to record on your account the number of Shares underlying the number of Share Units to be paid to you in Shares and such Shares will be freely transferable.

6.Any cash dividends declared on the Shares underlying unvested Share Units shall not be paid currently but shall be converted into additional Share Units. Any Share Units resulting from such conversion (the “Dividend Units”) will be considered Share Units for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth herein, including the applicable vesting schedule. As of each date that Teradata would otherwise pay the declared dividend on the Shares underlying unvested Share Units (the “Dividend Payment Date”) in the absence of the reinvestment requirements of this Section 6, the number of Dividend Units will be determined by dividing the amount of dividends otherwise attributable to the unvested Share Units but not paid on the Dividend Payment Date by the Fair Market Value of Teradata’s common stock on the Dividend Payment Date.

7.Regardless of any action Teradata or your employer who is a Teradata affiliate (the “Employer”) takes with respect to any or all income tax or withholdings, payroll tax, payment on account, social contributions, required deductions, other payments, or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by Teradata or the Employer to be an appropriate charge to you even if technically due by Teradata or the Employer (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by Teradata or the Employer. You also agree that you solely are responsible for filing all relevant documentation that may be required of you in relation to this award or any Tax-Related Items, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of this award, the holding of Shares or any bank or brokerage account, or the subsequent sale of Shares acquired pursuant to such award and the receipt of any dividends or Dividend Units. You further acknowledge that Teradata and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Share Unit grant, including the grant, vesting or settlement of the Share Units, the issuance of Shares upon settlement of the Share Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or Dividend Units; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Share Units to reduce or eliminate your liability for such Tax-Related Items or to achieve any particular tax result. You also understand Applicable Laws may require varying Share Unit or Share valuation methods for purposes of calculating Tax-Related Items, and Teradata assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of you under Applicable Law. Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that Teradata and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to Teradata or the Employer, to satisfy all Tax-Related Items. In this regard, you authorize Teradata and/or the Employer, or their respective agents, at their discretion and pursuant to such procedures as Teradata may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

a.withholding from any wages or other cash compensation paid to you by Teradata and/or the Employer;
b.withholding otherwise deliverable Shares to be issued upon vesting/settlement of the Share Units; or
c.withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Share Units either through a voluntary sale or through a mandatory sale arranged by Teradata (on your behalf pursuant to this authorization).

To avoid negative accounting treatment, Teradata may withhold or account for Tax-Related Items by considering applicable minimum and maximum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you shall be deemed to have been issued the full number of Shares subject to the Vested Share Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. You shall pay to Teradata and/or the Employer any amount of Tax-Related Items that Teradata and/or the Employer may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. Teradata may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section 7.

8.You understand and agree that any cross-border cash remittance made in relation to this award, including the transfer of proceeds received upon the sale of Shares, must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such financial institution or agency certain information regarding the transaction. Moreover, you understand and agree that Teradata is neither responsible for any foreign exchange fluctuation between your local currency and the United States Dollar (or the selection by Teradata or the Employer in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of this award (or the calculation of income or any Tax-Related Items thereunder) nor liable for any decrease in the value of Shares or this award. In addition, the ownership of Shares or assets and holding of bank or brokerage account abroad may subject you to reporting requirements imposed by tax, banking, and/or other authorities in your country, and you understand and agree that you solely are responsible for complying with such requirements.

9.The Share Units shall be subject to Section 19(a) of the Plan in the event that your employment is terminated by Teradata for Cause. This means that, upon termination of your employment for Cause, (a) your Share Units (whether or not vested) will be forfeited automatically and without further action or notice, and (b) to the extent demanded by the Committee in its sole discretion and permitted by Applicable Law, you shall (i) return to Teradata all Shares that you have not disposed of that have been acquired pursuant to this Agreement during the two (2) years prior to the date of your termination of employment, and (ii) with respect to any Shares acquired pursuant to this Agreement during the two (2) years prior to the date of your termination of employment and that you have disposed of, pay to Teradata in cash the Fair Market Value of such Shares, determined as of the date acquired.

10.As a recipient of this equity award, you recognize that you have access to highly confidential, proprietary and non-public information of Teradata and its customers, including strategic plans, customer lists, research and development plans, and other information not made available to the general public and from which Teradata derives value. For purposes of this Agreement, this information is defined as “Trade Secret Information.”

To protect Teradata’s investment in Trade Secret Information, and in exchange for the Share Units, you agree that the following restrictions will apply during your employment with Teradata and, to the extent permitted by Applicable Law, for a period of twelve (12) months after the date that you cease to be employed by Teradata for any reason (the “Termination Date”) (or if Applicable Law mandates a maximum time that is shorter than twelve months, then for a period of time equal to that shorter maximum period):

(a) You will not, without the prior written consent of the Chief Executive Officer of Teradata, render services directly or indirectly to, or become employed by, any Competing Organization of Teradata (as defined in this Section 10 below) to the extent such services or employment involves the development, manufacture, marketing, sale, advertising or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, marketed, serviced or otherwise provided by Teradata to its customers and upon which you worked or in which you participated during the last twelve (12) months of your Teradata employment. (This restriction is specifically intended to protect the value of and Teradata’s investment in Trade Secret Information to which you had access as an employee of Teradata). NOTWITHSTANDING THE FOREGOING, THE RESTRICTION SET FORTH IN THIS SECTION 10(a) SHALL NOT APPLY IF YOU ARE EMPLOYED BY TERADATA IN CALIFORNIA, NORTH DAKOTA, OKLAHOMA AND THE DISTRICT OF COLUMBIA.

(b) You will not, without the prior written consent of the Chief Executive Officer of Teradata, directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his or her employment with or otherwise cease his or her relationship with Teradata. (This restriction is specifically intended to protect the value of the information you obtained while a Teradata employee regarding the skills, experience and knowledge of Teradata employees, which is Trade Secret Information, and Teradata’s investment in developing these employees). NOTWITHSTANDING THE FOREGOING, THE RESTRICTION SET FORTH IN THIS SECTION 10(b) SHALL NOT APPLY IF YOU ARE EMPLOYED BY TERADATA IN CALIFORNIA, NORTH DAKOTA, OKLAHOMA AND THE DISTRICT OF COLUMBIA.

(c) You will not, without the prior written consent of the Chief Executive Officer of Teradata, solicit the business of any firm or company with which you worked during the preceding twelve (12) months of employment at Teradata, if such firm or company was a customer of Teradata, by using Teradata Trade Secret Information. (This restriction is specifically intended to protect the value of the identity of Teradata customers, their needs, interests, strategic plans, etc., all of which is Trade Secret Information you acquired as a Teradata employee with access to such information).

If you breach the terms of this Section 10, you agree that in addition to any liability you may have for damages arising from such breach, your Share Units (whether or not vested) will be forfeited automatically and without further action or notice, and, to the extent permitted by Applicable Law, with respect to any Shares acquired pursuant to this Agreement during the twelve (12) months prior to the Termination Date, you agree to pay to Teradata in cash the Fair Market Value of such Shares, determined as of the date acquired.

As used in this Section 10, “Competing Organization” means a person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to and competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by Teradata to its customers and is therefore a competitor of Teradata.

11.In accepting the grant, you acknowledge that: (a) the Plan is established voluntarily by Teradata, it is discretionary in nature and it may be modified, suspended or terminated by Teradata at any time; (b) the grant of the Share Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Share Units, or benefits in lieu of Share Units, even if Share Units have been granted repeatedly in the past; (c) all decisions with respect to future Share Unit grants, if any, will be at the sole discretion of Teradata; (d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment relationship at any time, subject to Applicable Laws; (e) your participation in the Plan is voluntary; (f) the Share Unit grant and the Shares subject to the Share Units are not intended to replace any pension rights or compensation; (g) the Share Unit grant is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Teradata and is outside the scope of your employment contract, if any; (h) the Share Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way, to past services for Teradata; (i) the Share Unit grant, this Agreement, and your participation in the Plan will not be interpreted to form an employment contract or relationship with any Teradata entity other than an Employer as provided under an employment contract with such entity; (j) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (k) in consideration of the grant of the Share Unit, no claim or entitlement to compensation or damages shall arise from forfeiture of the Share Unit resulting from termination of your employment by Teradata (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release Teradata from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the award, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; (l) in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive Share Units and vest in Share Units under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period, whether contractual or mandated under local law (e.g., active employment would not include any period of “garden leave” or similar period pursuant to local law), unless otherwise determined by the Committee in its sole discretion; the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Share Unit grant; (m) Teradata is not providing any tax, legal or financial advice, nor is Teradata making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares; and (n) you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

12. You hereby explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your Personal Data (as defined below) and any other Share Unit grant materials by and among, as applicable, Teradata, the Employer or third parties as may be selected by Teradata, for the exclusive purpose of implementing, administering and managing your participation in the Plan, enforcing the terms of and exercising their rights under this agreement to which it is a party and that relate directly or indirectly to you, and as necessary to comply with its obligations under applicable laws, rules and regulations with respect to your participation in the Plan. You further acknowledge and agree that such collection, storage, processing, use and transfer are for legitimate purposes and are necessary for the operation of the Plan. You understand that refusal or withdrawal of consent will affect your ability to participate in the Plan; without providing consent, you will not be able to participate in the Plan or realize benefits (if any) from the Share Units or any other awards under the Plan.
You understand and acknowledge that Teradata and the Employer or designated third parties may receive, hold, process and transfer certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, employment history, any Shares or directorships held in Teradata, details of all Share Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Data”).

You understand that Personal Data may be transferred to any Subsidiary or affiliate or third parties assisting Teradata with the implementation, administration and management of the Plan, or to a successor in interest to the stock, assets or business of Teradata. You understand the recipients of the Data may be located in your country, in the United States, or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax and accounting advisor, and to the Employer and its payroll provider.
You should also refer to the Teradata Corporation Global Privacy Policy (which is available to you separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of your Personal Data.

13.You understand and agree that you are responsible at all times for understanding and following Teradata’s policies with respect to insider trading, as well as any insider restrictions imposed by local law.

14.The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.

15.Subject to Section 21 of the Plan, the terms of this award of Share Units as evidenced by this Agreement may be amended by the Teradata Board of Directors or the Committee at any time.

16.The number of Share Units and the number and kind of Shares covered by this Agreement shall be subject to adjustment as provided in Section 15 of the Plan.

17.In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.

18.You shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Share Units until such Shares have been delivered to you in accordance with this Agreement. The obligations of Teradata under this Agreement will be merely that of an unfunded and unsecured promise of Teradata to deliver Shares in the future following vesting of the Share Units, and your rights will be no greater than those of an unsecured general creditor. No assets of Teradata will be held or set aside as security for the obligations of Teradata under this Agreement.

19.The intent of the parties is that payments under this Agreement be exempt from, or comply with, Section 409A of the Code, and this Agreement shall be interpreted, administered and governed in accordance with such intent. In particular, solely to the extent necessary to comply with Section 409A of the Code: (x) a “termination of employment” or words of similar effect shall be deemed to mean a “separation from service” within the meaning of Section 409A of the Code, and (y) payment of any nonqualified deferred compensation to a “specified employee” (as determined under applicable Teradata policy) shall be made no earlier than the first business day that is more than six months after the date of separation from service. Further, notwithstanding anything to the contrary contained in this Agreement, the Committee shall have the right, at any time in its sole discretion, to accelerate the time of a payment under this Agreement to a time otherwise permitted under Section 409A of the Code in accordance with the requirements, restrictions and limitations of Treasury Regulation Section 1.409A-3(j), to the extent applicable.

20.The Share Units and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, U.S.A. without reference to principles of conflicts of law, as provided in the Plan.

For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the state or federal courts located in Delaware, and no other courts.

21.Teradata may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Teradata or a third party designated by Teradata. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

22.Notwithstanding any provision herein, your participation in the Plan shall be subject to any special terms and conditions as set forth in any appendix for your country (the “Appendix”). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent Teradata determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement. In addition, you acknowledge that the Applicable Laws of the country in which you are residing or working at the time of grant, vesting and settlement of the Share Units or the ownership or sale of Shares received pursuant to the Share Units (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to the Appendix.

23.By accepting any benefit under this Agreement, you and each person claiming under or through you shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of this Agreement and the Plan and any action taken under this Agreement or the Plan by the Committee, the Board of Directors or Teradata, in any case in accordance with the terms and conditions of this Agreement.

24.Teradata reserves the right to impose other requirements on your participation in the Plan, on the Share Units and any Shares acquired under the Plan, to the extent Teradata determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX

Form of Restricted Share Unit Agreement
For Non-U.S. Employees
Under the Teradata 2023 Stock Incentive Plan

This Appendix includes additional country-specific notices, disclaimers, terms and conditions that govern the Share Units granted to you under the Plan if you work or reside outside the U.S. and/or in one of the countries listed below. Such terms and conditions and disclosures may also apply, as from the date of grant, if you move to or otherwise are or become subject to applicable laws or company policies of a specified country. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement. This Appendix forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.
This Appendix may also include information you should be aware of with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect as of February 2022; however, such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that your Share Units vest or you sell Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional legal and tax advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. This Agreement (of which this Appendix is a part), the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S. The issuance of securities described in any Plan-related documents is not intended for offering or public circulation in your jurisdiction.

European Union (“EU”)/European Economic Area (“EEA”), Switzerland and the United Kingdom (“UK”)
Data Privacy. If you are a resident of the EU/EEA, Switzerland or the UK, the following provision applies and supplements Section 12 of the Agreement: You understand and acknowledge that:
a.The data controller is the Company; queries or requests regarding your Personal Data should be made in writing to the Company’s representative relating to the Plan or Share Unit matters, who may be contacted at: Compensation.Global@Teradata.com;
b.The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which you are a party (namely, this Restricted Share Unit Agreement);
c.Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan;
d.You may, at any time, access your Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights you may have in relation to your Personal Data under applicable law, including the right to make a complaint to an EU/EEA data protection regulator, or if you are in the UK, the UK Information Commissioner’s Office.

i

Argentina
Foreign Ownership and Exchange Control Information. US dollar transactions must be conducted through financial intermediaries authorized by the Argentine Central Bank. If you transfer proceeds from the sale of Shares or the receipt of any dividends paid on Shares acquired under the Plan into Argentina, depending on the amount, you may be required to provide certain documentary evidence regarding such sale proceeds or dividends to your local bank. Please note that foreign asset and foreign exchange requirements in Argentina change frequently, and it is your responsibility to comply with all applicable requirements. Please confirm with your local bank before any transfer of funds in or out of Argentina.

Australia
Settlement of Share Units. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of Share Units does not provide any right for you to receive a cash payment, and the Share Units are payable in Shares only.
Securities Law Information and Offer Document. This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Agreement (copies of which are enclosed) (the “Offer”). This Offer is made under Part 7.12 Division 1A of the Corporations Act 2001 (Cth) (Corporations Act) and has been prepared to ensure any offer under the Plan satisfies the conditions for exemptions granted under the Corporations Act.
General Advice Only. Any advice given to you in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan. This means that you should consider obtaining your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give such advice.
Australian Dollar Equivalents. The Share Units are issued for no consideration, meaning you will not have to pay anything to receive the Share Units or the underlying Shares. However, the Australia dollar equivalent of the current market price of the underlying shares subject to your Share Units may be determined by reference to the daily exchange rate published by the Reserve Bank of Australia on the relevant date. Note that the exchange rate may fluctuate, and the Australian dollar equivalent of the market price will depend on the then-current U.S. dollar/Australian dollar exchange rate. Teradata will make available upon your request the Australian dollar equivalent of the current market price of the underlying Shares subject to your Share Units. You can get those details by contacting Teradata Global Compensation at cg230072@teradata.com.
Risks of Participation in the Plan. Participation in the Plan and acquiring Shares in Teradata Corporation carries inherent risks. These risks include the possibility of fluctuations (and decrease) in the price of shares in relation to company performance, as well as general market performance. You should carefully consider these risks in light of your investment objectives and personal circumstances.

Austria
Exchange Control Information. If you hold securities in foreign deposits (including Shares obtained through the Plan) outside of Austria, you must submit a quarterly report to the Austrian National Bank using the form “Wertpapiermeldung –Wertpapiere, nicht auf Depots bei inländischen Depotführern verwahrt.” An exemption applies if the value of the securities (including Shares) that you hold outside of Austria does not exceed €5,000,000 or the equivalent at quarter-end. You should consult your personal advisor regarding any such reporting obligations and applicable thresholds.

Belgium
Foreign Ownership Reporting. If you are a resident of Belgium, you will be required to submit an annual form declaring your accounts (including where shares acquired under an employee share plan are registered) held outside of Belgium to the National Bank of Belgium. The reporting is done once to the National Bank in the year following the year during which the account has been opened (except in case there is a modification) and should be completed prior to filing the annual Belgian income tax return. In addition, each year the holding of a foreign account must be confirmed in your annual Belgian income tax return.

Brazil
Exchange Control Information. If you are a resident of Brazil, you will be required to submit an annual declaration of assets, money and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets, money and rights (including any Share Units, capital gain, dividends or Dividend Units, or profit attributable to such assets) is equal to or greater than US $1,000,000 or equivalent as of each December 31st. The reporting is done via an online form (“Declaração de Capitais Brasileiros no Exterior” or “DCBE”) and usually should be completed in April in relation to the prior fiscal year. Quarterly reporting is also required if the assets, money and rights held abroad exceed US $100,000,000 or equivalent at the end of each quarter. However, please confirm the annual and quarterly reporting deadlines with BACEN, as they are periodically updated, and noncompliance is potentially subject to certain penalties.

Canada
Securities Law Notice. The security represented by the Share Unit was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. You acknowledge that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Share Units and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada via the stock exchange on which the Shares are trad
Settlement of Share Units and Tax Treatment. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of Share Units does not provide any right for you to receive a cash payment, and the Share Units are payable in Shares only. For the avoidance of doubt, for Canadian federal income tax purposes, the Share Units are intended to be treated as an agreement by the Company to sell or issue shares to you and, as such, subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, you will be considered to have received an employment benefit at the time of settlement of the vested Share Units equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at the sour
Foreign Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations, such as Shares acquired under the Plan) in excess of $100,000 may be subject to strict annual tax reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details. It is your responsibility to comply with all applicable tax reporting requirements.

Chile
Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Comisión para el Mercado Financiero de Chile (“CMF”). This offer is being made as of the Date of Grant described in this Agreement and is subject to Norma de Carácter General Rule No. 336 (“NCG 336”). Pursuant to NCG 336, no public offering of Shares is being made, and the Company is under no obligation to provide any disclosure or other public information regarding the Shares in Chile or to the CMF. Note the Shares cannot be subject to public offering in Chile while they are not registered with the CMF.
Exchange Control Information. While there is uncertainty whether the acquisition of Common Shares under the Plan qualifies as an “investment” that would be subject to reporting under the foreign exchange regulations issued by the Central Bank of Chile, if the value of the Shares exceeds US $10,000, you must complete Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the vesting/settlement of the Share Units. Further, if the Participant’s aggregate investments held outside Chile exceeds US $5,000,000 (including Shares received under the Plan), the Participant must report quarterly to the Central Bank. Annexes 3.1 and 3.2 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Colombia
Exchange Control Information. Prior approval from a government authority is not required to hold foreign securities or to receive Share Units. However, for the transfer of proceeds from the sale of Shares or dividends paid on Shares back to Colombia, the local bank receiving the funds may require the International Investment Foreign Exchange Declaration (Declaración de Cambios por Inversiones Internacionales), formerly Form No. 4, concurrently with the receipt of funds, but this is part of the standard process managed by the bank.

Denmark
Employer Statement. If you are subject to the Danish Act on Exercise of Options or Subscription Rights for Shares in Employment Relationships (the “Danish Act”), your participation in the Plan is also subject to the Danish Employer Statement, which contains the information stipulated in Section 3(1) of the Danish Act and is available to you in Danish and English on HReXpress or by contacting your local Global Compensation representative. By accepting your grant, you acknowledge that you have received and agree to the Danish Employer Statement.

France
Foreign Account Reporting. Residents of France with foreign account balances in excess of €1 million or its equivalent must report monthly to the Bank of France.
Consent to Receive Information in English. You confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided to you in the English language. You accept the terms of those documents accordingly. Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

Hong Kong
Securities Law Notice. Warning: The Share Units and Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries and affiliates. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. The Award is intended only for the personal use of each eligible employee of the Employer, the Company or any Subsidiary or affiliate and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.

India
Repatriation Requirement. Unless the proceeds from the sale of Shares acquired by Participant under the Plan are otherwise reinvested in accordance with the Indian exchange control regulations, you are required to take all reasonable steps to immediately repatriate and surrender to an authorized person all foreign exchange received by you from such sale and in any case no later than 180 days from the date of such sale. Unless otherwise reinvested in accordance with the Indian exchange control regulations, any dividends received in relation to the Shares received under the Plan must also be repatriated to India within 180 days of receipt of such dividends.
Furthermore, you shall in no case take any action (or refrain from taking any action) that has the effect of: (a) delaying the receipt by you of the whole or part of such foreign exchange; or (b) eliminating the foreign exchange in whole or in part to be receivable by you. You should keep the remittance certificate received from the bank where foreign currency is deposited in the event the Reserve Bank of India or the Company or your employer requests proof of repatriation.

Ireland
Director Notification Obligation. If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares (including acquisition of Shares by your spouse or children). Please contact your personal legal advisor for further details if you are a director or shadow director.
Settlement of Share Units. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Share Units shall be in shares and not, in whole or in part, in the form of cash.

v

Italy
Data Privacy Consent. This provision supplements Section 12 of the Agreement:
Pursuant to the GDPR (General Data Protection Regulation – EU No. 2016/679) and Legislative Decree No. 196/2003 and its subsequent amendments, the Controller of personal data processing is Teradata Corporation with registered offices at 17095 Via Dela Campo, San Diego, California 92127, USA, and its representative in Italy is Teradata Italia S.R.L. with registered offices at via Cusago 150/4, 20153 Milano, Italy. By accepting the Share Units, you agree to the following:
I understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to the GDPR (General Data Protection Regulation - EU No. 2016/679) and to Legislative Decree No. 196/2003 and its subsequent amendments.
The processing activity, including the communication and transfer of my Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Sections 12 to 21 of the GDPR, I have the right to, including but not limited to, (i) access, (ii) delete, (iii) update, and (iv) ask for rectification of my Data, as well as to request, from the Controller, the (v) restriction of processing concerning my Data or to (vi) object to processing, as well as the right to (vii) “data portability”. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Japan
Foreign Ownership Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares
Exit Tax. Please note that you may be subject to tax on your Share Units, even prior to vesting, if you relocate from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

Malaysia
Securities Law Notice. The offer of Teradata equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMS
Director Notification Obligation. If you are a director of the Company’s Malaysian subsidiary or affiliate, you may be subject to special reporting requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., Share Units under the Plan or Shares) in the Company or any related company. Please contact your personal legal advisor for further details if you are a director
Data Privacy. The following provision supplements Section 12 of the Agreement: Queries or requests regarding your Personal Data should be made in writing to the Company’s representative relating to the Plan or Share Unit matters, who may be contacted at: Compensation.Global@Teradata.com
Saya dengan ini secara eksplisit dan jelas bersetuju untuk pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau mana-mana cara, Data Peribadi saya (seperti yang ditakrifkan di bawah) dan apa-apa bahan geran Unit Saham oleh dan antara, mana-mana yang terpakai, Teradata atau pihak ketiga seperti yang dipilih oleh Teradata, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan tersebut, menguatkuasakan terma-terma and pengurusan hak-hak mereka di bawah Pelan ini atau mana-mana perjanjian dimana melibatkan pihak-pihak tersebut dengan pihak saya, samada secara langsung atau tidak, dan sepertimana yang perlu bagi mematuhi obligasi-obligasi di bawah mana-mana undang-undang, peraturan dan regulasi yang terpakai. Saya memahami dan bersetuju bahawa pengumpulam, penyimpanan, pemprosesan, penggunaan dan pemindahan Data Peribadi adalah bagi tujuan yang sah dan adalah perlu untuk operasi Pelan. Saya memahami bahawa keengganan atau tindakan menarik balik persetujuan akan mempengaruhi keupayaan saya untuk menyertai Pelan tersebut; tanpa memberi persetujuan, saya tidak akan dapat menyertai Pelan atau merealisasikan manfaat (jika ada) dari Unit-unit Saham atau sebarang anugerah lain di bawah Pelan tersebut.
Saya memahami bahawa Teradata atau pihak ketiga yang ditetapkan boleh menerima, memegang, memproses dan memindahkan maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, jantina, gaji, kewarganegaraan , jawatan kerja, latarbelakang kerja dan apa-apa Saham atau pegangan sebagai pengarah dalam Teradata, dan butiran semua Unit Saham atau hak pembelian atau apa-apa hak lain terhadap Saham, yang diberikan, dibatalkan, dilaksanakan, diletak hak, tidak diletak hak atau tertunggak bagi pihak saya (“Data Peribadi”)
Saya memahami bahawa Data Peribadi boleh dipindahkan ke mana-mana Subsidiari atau sekutu atau pihak ketiga yang membantu Teradata dengan pelaksanaan, pentadbiran dan pengurusan Pelan tersebut atau kepada pengganti hak kepada stok, asset-aset atau perniagaan Teradata. Saya memahami bahawa penerima-penerima Data mungkin terletak di negara saya, di Amerika Syarikat atau di tempat lain, dan bahawa penerima-penerima negara (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang dan perlindungan privasi data yang berbeza dengan negara saya. Khususnya, Syarikat boleh memindahkan Data Peribadi kepada broker atau pentadbir pelan stok yang membantu dengan Pelan tersebut, kepada penasihat undang-undang dan penasihat cukai/perakaunan, dan kepada Majikan dan pembekal gajinya.
Saya juga memahami dan memaklumkan penerimaan bahawa saya juga harus merujuk kepada Dasar Privasi Global Teradata Corporation (yang sedia ada secara berasingan dan boleh dikemas kini dari masa ke semasa) untuk maklumat lanjut mengenai pengumpulan, penggunaan, penyimpanan dan pemindahan Data Peribadi saya.
Pertanyaan atau permintaan mengenai Data Peribadi saya hendaklah dibuat secara bertulis kepada wakil Syarikat berkenaan dengan perkara-perkara Pelan atau Unit Saham, yang boleh dihubungi di: Compensation.Global@Teradata.com.

Mexico
Nature of Grant and Labor Law Acknowledgment. This provision supplements Section 11 of the Agreement
The invitation Teradata is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. Teradata reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Teradata, as participation in the Plan is based on the commercial relationship between Teradata and your employer, nor does it establish any rights between you and your employer
Estas disposiciones complementan la Sección 11 del Acuerdo:
La invitación que Teradata hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Teradata se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Teradata, toda vez que la participación en el Plan es derivado de la relación comercial entre Teradata y su empleador, como tampoco establecen ningún derecho alguno entre usted y su empleador.

New Zealand
Securities Law Notice. WARNING. You are being offered ordinary shares in Teradata Corporation (“Teradata”). Teradata Shares give you a stake in the ownership of Teradata.
If Teradata runs into financial difficulties and is wound up, shareholders will only be paid after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
Teradata shares are quoted on the New York Stock Exchange. This means you may be able to sell them on the New York Stock Exchange if there are interested buyers, subject to any applicable insider trading laws or other regulations and to any applicable holding period or other sale restriction. The price will depend on the demand for Teradata shares at the time.
In addition, you are directed to the Company’s most recent annual report and published financial statements (including the auditor’s report). In compliance with New Zealand securities law, you are hereby notified that the documents listed below are available for your review on the Company’s external and internal sites at the web addresses listed below:
1.The Company’s most recent Annual Report (Form 10-K) – https://investor.teradata.com/financial-reports/sec-filings/default.aspx
2.The Company’s most recent published financial statements (including the auditor’s report) – https://investor.teradata.com/financial-reports/sec-filings/default.aspx
3.The Plan – www.netbenefits.com
4.The Plan Prospectus – www.netbenefits.com
5.The Agreement (of which this Exhibit is a Part) – www.netbenefits.com
A copy of the above documents will be sent to you free of charge upon written request to Teradata Global Compensation at cg230072@teradata.com. You should read the materials provided carefully before making a decision whether to participate in the Plan. When reading these materials, please note all references to the Share price are listed in US dollars. In addition, please consult your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Pakistan
Settlement of Share Units and Sale of Shares. Due to local regulatory requirements, upon the vesting of the Share Units, you agree to the immediate sale of any Shares to be issued to you upon vesting and settlement of the Award in the event the Company elects to do so. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.
Exchange Control Information. You are responsible for ensuring compliance with all exchange control laws in Pakistan in relation to your participation in the Plan. In particular, your ownership of foreign shares (including any Shares acquired under the Plan), must be registered with the State Bank of Pakistan by completing and submitting Form V-100 or other prescribed from as may be required. In addition, you are required immediately to repatriate to Pakistan the proceeds from the sale of Shares and any dividends paid on the Shares you acquire under the Plan. Under local law, such repatriation must be effectuated through authorized banking channels in Pakistan. You should consult your personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change.

Philippines
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1(k) of the Securities Regulation Code of the Philippines. THE SECURITIES BEING OFFERED OR SOLD HEREIN HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Exchange Control Information. If you hold more than PLN 7,000,000 in foreign securities (including Shares) at year-end, you are required to report quarterly to the National Bank of Poland regarding the number and value of such securities for the next 12 months. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity.

x

Singapore
Securities Law Notice. This Award of Share Units and Common Stock to be issued hereunder shall be made available only to an employee, director, consultant, or other “qualifying person” of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(i) read together with section 273(2) of the Securities and Futures Act (Chapter 289) of Singapore (“the SFA”) and is not made with a view to the Common Stock so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Common Stock thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Common Stocks to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the shares of Common Stock (received upon exercise of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SF
Director Notification Obligation. If you are a director, associate director or shadow director of the Company’s related entities in Singapore, you may be subject to special reporting requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore entity in writing when you receive an interest (e.g., Shares) in the Company, which should be done within 2 days of acquiring or disposing of any such interest. In addition, a notification of such interest should be made within 2 days of becoming a director. Please contact your personal legal advisor for further deta
Exit Tax / Deemed Exercise Rule. If you have received the restricted Share Units in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months (unless it can be proven that you will not be leaving Singapore permanently), you will likely be taxed on the restricted Share Units on a “deemed exercise” basis, even if the restricted Share Units have not yet vested. You should discuss your tax treatment with your personal tax advisor.

Spain
Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the General Directorate of International Economy and Foreign Transactions (the “Directorate”), the Bank of Spain, and/or the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine your specific reporting obligation
Currently, you must declare the acquisition of shares to the Directorate for statistical purposes. You must also declare the ownership of any shares each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.
In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than €1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.
If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Taiwan
Exchange Control Information. You may convert foreign currency (including proceeds from the sale of Shares) into NTD for inward remittance to Taiwan in amounts up to US $5,000,000 per year. If this threshold is exceeded, you may be required to apply for an approval from the Central Bank of China (“CBC”). If the transaction amount is NT $500,000 or more in a single transaction, it should be declared on a CBC-prescribed form, but this is typically a standard procedure managed by the local bank handling the transaction. If the transaction amount is US $500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Note the above monetary limits currently do not apply to the extent you retain USD in your foreign currency account at a bank in Taiwan. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

United Kingdom
Settlement of Share Units. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Share Units shall be in shares only and not, in whole or in part, in the form of cash